Ex-99.14(b)


                        [ARTHUR ANDERSEN LLP LETTERHEAD]

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference of our report for The Pilot Funds dated October 21, 1996 (and to all references to our firm) included or incorporated by reference in the Nations Fund Trust/Pilot Funds Form N-14.


                                                             Arthur Andersen LLP


Boston, Massachusetts
February 14, 1997

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